SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  August 16, 2004

GE Capital Credit Card Master Note Trust RFS Holding, L.L.C. RFS Funding Trust
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-107495, 333-107495-01, 333-107495-02	57-1173164 (RFS Holding, L.L.C.) 06-1495145 (RFS Funding Trust) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Summer Street, Stamford, CT	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669 (RFS Holding, L.L.C.) (203) 585-6586 (RFS Funding Trust) (203) 585-6586 (GE Capital Credit Card Master Note Trust)
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Reference is made to the registration statement (the “Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission by GE Capital Credit Card Master Note Trust, RFS Holding, L.L.C. and RFS Funding Trust, which became effective on May 21, 2004 and was assigned commission file numbers 333-107495, 333-107495-01 and 333-107495-02.

Termination of RFS Funding Trust

As contemplated by the Registration Statement, pursuant to an Assignment Agreement, dated as of August 16, 2004, RFS Funding Trust assigned to GE Capital Credit Card Master Note Trust all of the credit card receivables and other assets owned by RFS Funding Trust.  After giving effect to such assignment, a certificate of cancellation was filed with the Secretary of State of the State of Delaware canceling the Certificate of Trust of RFS Funding Trust.

Use of Proceeds – Series 2004-1

The public offering of the Series 2004-1 Notes (the “Notes”) was made under the Registration Statement.

The public offering terminated on June 23, 2004 upon the sale of all of the Notes. The underwriters of the Class A Notes were J.P. Morgan Securities Inc., Credit Suisse First Boston, ABN AMRO Incorporated, Banc of America Securities LLC and Lehman Brothers. The underwriters of the Class B Notes were J.P. Morgan Securities Inc. and Credit Suisse First Boston. The underwriters of the Class C Notes were J.P. Morgan Securities Inc. and Credit Suisse First Boston.

During the period from the effective date of the Registration Statement, through the current reporting period, the amount of expenses incurred in connection with the issuance and distribution of the publicly offered and sold Notes with respect to underwriting commissions and discounts was $1,382,500, $247,500 and $157,500 for the Class A Notes, Class B Notes and Class C Notes, respectively. After deducting the underwriting discounts described in the preceding sentence, the net offering proceeds to the Issuer before expenses for the Class A Notes, Class B Notes and Class C Notes, respectively, are $788,617,500, $109,752,500 and $52,342,500, respectively. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be $1,000,000 and net proceeds to the Issuer, after deduction of expenses, are reasonably estimated to be $949,712,500. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Issuer, or (b) owners of 10 percent or more of any class of securities of the Issuer.

The net proceeds to RFS Holding, L.L.C., after deducting the underwriting commissions and discounts, and expenses above, were used to purchase credit card receivables from Monogram Credit Card Bank of Georgia (“Monogram”), an affiliate of RFS Holding, L.L.C., and to repay intercompany indebtedness owed by RFS Holding, L.L.C. to RFS Holding, Inc., another affiliate, which indebtedness was incurred primarily to finance prior purchases of credit card receivables from Monogram. Except as provided in the previous sentence, none of the proceeds were used for payments to (a) any directors or officers of the Issuer or (b) owners of 10 percent or more of any class of securities of the Issuer.

Exhibit No.	Document Description

(a)	Not applicable
(b)	Not applicable
(c)	Exhibit 20.1	Assignment Agreement, dated as of August 16, 2004, between RFS Funding Trust and GE Capital Credit Card Master Note Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RFS Holding, L.L.C., as Co-Registrant, and as depositor on behalf of GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Co-Registrant

Dated: August 19, 2004	By:	/s/ Melissa Hodes
		Name:	Melissa Hodes
		Title:	Vice President